                                                                     EXHIBIT 3.2


                          AMENDED AND RESTATED BYLAWS
                                      of
                               EGGHEAD.COM, INC.

                                   ARTICLE I

                                    Offices


          (l) Registered Office and Registered Agent:  The registered office of
              ---------------------------------------
the corporation shall be located in the State of Washington at such place as may be fixed from time to time by the Board of Directors upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with such registered office.

          (2) Other Offices:  The corporation may have other offices within or
              --------------
outside the State of Washington at such place or places as the Board of Directors may from time to time determine.


                                  ARTICLE II

                            Shareholders' Meetings


          (1) Meeting Place:  All meetings of the shareholders shall be held at
              --------------
the principal place of business of the corporation, or at such other place as shall be determined from time to time by the Board of Directors, and the place at which any such meeting shall be held shall be stated in the notice of the meeting.

          (2) Annual Meeting Time:  The annual meeting of the shareholders for
              --------------------
the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such hour as may be determined by the Board of Directors.

          (3) Annual Meeting - Order of Business:  At the annual meeting of
              -----------------------------------
shareholders, the order of business shall be as follows:


              (a)  Calling the meeting to order.

              (b)  Proof of notice of meeting (or filing waiver).

              (c)  Reading of minutes of last annual meeting.

              (d)  Reports of officers.

              (e)  Reports of committees.

              (f)  Election of directors.

              (g)  Miscellaneous business.

          (4) Special Meetings:  Special meetings of the shareholders for any
              -----------------
purpose may be called at any time by the President, Board of Directors, or the holders of not less than one tenth of all shares entitled to vote at the meeting.

          (5) Notice:
              -------

              (a) Notice of the time and place of the annual meeting of shareholders shall be given by delivering personally or by mailing a written or printed notice of the same, at least ten days, and not more than sixty days, prior to the meeting to each shareholder of record entitled to vote at such meeting.

              (b) At least ten days and not more than sixty days prior to the meeting, written or printed notice of each special meeting of shareholders, stating the place, day and hour of such meeting, and the purpose or purposes for which the meeting is called, shall be delivered personally, or mailed to each shareholder of record entitled to vote at such meeting.

          (6) Voting Record:  At least ten days before each meeting of
              --------------
shareholders, a complete record of the shareholders entitled to vote at such meeting, or any adjournment thereof, shall be made, arranged in alphabetical order, with the address of and number of shares held by each, which record shall be kept on file at the registered office of the corporation for a period of ten days prior to such meeting. The record shall be kept open at the time and place of such meeting for the inspection of any shareholder.

          (7) Quorum:  Except as otherwise required by law:
              -------

              (a) A quorum at any annual or special meeting of shareholders shall consist of shareholders representing, either in person or by proxy, a majority of the outstanding capital stock of the corporation entitled to vote at such meeting.

              (b) The votes of a majority in interest of those present at any properly called meeting or adjourned meeting of shareholders at which a quorum as in this paragraph defined is present shall be sufficient to transact business.

          (8) Voting of Shares:  Except as otherwise provided in these Bylaws or
              -----------------
to the extent that voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation, each shareholder, on each matter submitted to a vote at a meeting of shareholders, shall have one vote for each share of stock registered in his name on the books of the corporation.

          (9) Closing of Transfer Books and Fixing Record Date:  For the purpose
              -------------------------------------------------
of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed sixty days nor be less than ten days preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a record date for any such determination of shareholders, such date to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

          (10) Proxies:  A shareholder may vote either in person or by proxy
               --------
executed in writing by the shareholder or his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

          (11) Action by Shareholders without a Meeting:  Any action required or
               -----------------------------------------
which may be taken at a meeting of shareholders of the corporation may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of shareholders.

          (12) Waiver of Notice:  A waiver of any notice required to be given
               -----------------
any shareholder, signed by the person or persons entitled to such notice, whether before or after the time stated therein for the meeting, shall be equivalent to the giving of such notice.

          (13) Action of Shareholders by Communications Equipment:  Shareholders
               ---------------------------------------------------
may participate in a meeting of shareholders by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

          (14) Business and Nominations at Shareholders' Meetings
               --------------------------------------------------

               (a) Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the corporation's notice with respect to such meeting, (ii) by or at the direction of the Board of Directors or (iii) by any shareholder of record of the corporation who was a shareholder of record at the time of the giving of the notice provided for in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this section.

               (b) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of the foregoing paragraph, (1) the shareholder must have given timely notice thereof in writing to the Secretary of the corporation, (2) such business must be a proper matter for shareholder action under the Washington Business Corporation Act, (3) if the shareholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the corporation with a Solicitation Notice, as that term is defined in this paragraph, such shareholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the corporation's voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the corporation's voting shares reasonably believed by such shareholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such shareholder, and must, in either case, have included in such materials the Solicitation Notice and (4) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section (14) of Article II, the shareholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section (14) of Article II. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not less than 50 days or more than 75 days prior to the first anniversary (the "Anniversary") of the date on which the corporation first mailed its proxy materials for the preceding year's annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to, or delayed by more than 30 days after, the anniversary of the preceding year's annual meeting, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such person's written consent to serve as a director if elected; (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the corporation's books, and of such beneficial owner, (ii) the class and number of shares of the corporation that are owned beneficially and of record by such shareholder and such beneficial owner, and

(iii) whether either such shareholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the corporation's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the corporation's voting shares to elect such nominee or nominees (an affirmative statement of such intent, a "Solicitation Notice").

               (c) Notwithstanding anything in the second sentence of the second paragraph of this Section (14) of Article II to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least 55 days prior to the Anniversary, a shareholder's notice required by this Section (14) of Article II shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

               (d) Only persons nominated in accordance with the procedures set forth in this Section (14) of Article II shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section (14) of Article II. The chair of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposed business or nomination shall not be presented for shareholder action at the meeting and shall be disregarded.

               (e) Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation's notice of meeting (i) by or at the direction of the Board or (ii) by any shareholder of record of the corporation who is a shareholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section (14) of
Article II. Nominations by shareholders of persons for election to the Board of Directors may be made at such a special meeting of shareholders if the shareholder's notice required by the second paragraph of this Section (14) of
Article II shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

               (f) For purposes of this section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

               (g) Notwithstanding the foregoing provisions of this Section (14) of Article II, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section (14) of Article II. Nothing in this Section
(14) of Article II shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.


                                  ARTICLE III

                                     Stock

          (l) Certificated Shares:  Shares may but need not be represented by
              --------------------
certificates. Unless otherwise provided by law, the rights and obligations of shareholders are identical whether or not their shares are represented by certificates. If shares are represented by certificates, certificates of stock shall be issued in numerical order, and each shareholder shall be entitled to a certificate signed by the President, or a Vice President, and the Secretary or an Assistant Secretary, or by such other two officers as designated by the Board of Directors, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of such officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be such officer before the certificate is issued, it may be issued by the corporation with the same effect as if the person were an officer on the date of issue.

          At a minimum each certificate of stock shall state:

              (a) the name of the issuing corporation;

              (b) that the corporation is organized under the laws of this state;

              (c) the name of the person to whom issued;

              (d) the number and class of shares and the designation of the series, if any, which such certificate represents; and

              (e) if the corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series, and the Board's authority to determine variations for future series, summarized either on the front or back of the certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder this information upon written request and without charge.

          In case of any mutilation, loss or destruction of any certificate of stock, another may be issued in its place on proof of such mutilation, loss or destruction. The Board of Directors may impose conditions on such issuance and may require the giving of a satisfactory bond or indemnity to the corporation in such sum as they might determine or establish such other procedures as they deem necessary.

          (2) Uncertificated Shares:
              ----------------------

              (a) Unless the Articles of Incorporation provide otherwise, the Board of Directors may authorize the issue of any of the corporation's classes or series of shares without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the corporation.

              (b) Within a reasonable time after the issue of shares without certificates, the corporation shall send the shareholder a complete written statement of the information required on certificates as provided in Article III
(1) herein.

          (3) Transfers:
              ----------

              (a) Transfers of stock shall be made only upon the stock transfer books of the corporation, kept at the registered office of the corporation or at its principal place of business, or at the office of its transfer agent or registrar. The Board of Directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register, and to record transfers of shares therein.

              (b) Shares of certificated stock shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or an assignment separate from certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the holder of said certificate. No shares of certificated stock shall be transferred on the books of the corporation until the outstanding certificates therefor have been surrendered to the corporation.

              (c) Shares of uncertificated stock shall be transferred upon receipt by the corporation of a written request for transfer signed by the shareholder. Within a reasonable time after the transfer, the corporation will acknowledge to such shareholder that said shares have been transferred on the books of the corporation.

          (4) Registered Owner:  Registered shareholders shall be treated by the
              -----------------
corporation as the holders in fact of the stock standing in their respective names and the corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided below or by the laws of the State of Washington. The Board of Directors may adopt by resolution a procedure whereby a shareholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. The resolution shall set forth:

              (a) The classification of shareholder who may certify;

              (b) The purpose or purposes for which the certification may be made;

              (c) The form of certification and information to be contained therein;

              (d) If the certification is with respect to a record date or closing of the stock transfer books, the date within which the certification must be received by the corporation; and

              (e) Such other provisions with respect to the procedure as are deemed necessary or desirable.

              Upon receipt by the corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

          (5) Fractional Shares or Scrip:  The corporation may: (a) issue
              ---------------------------
fractions of a share which shall entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation; (b) arrange for the disposition of fractional interests by those entitled thereto; (c) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such shares are determined; or if certificates are being used to represent shares of such class or series, (d) issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share.

          (6) Shares of Another Corporation:  Shares owned by the corporation in
              ------------------------------
another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Board of Directors may determine or, in the absence of such determination, by the President of the corporation.


                                  ARTICLE IV

                              Board of Directors

          (1) Number and Powers:  The management of all the affairs, property
              -----------------
and interest of the corporation shall be vested in a Board of Directors. The Board of Directors shall consist of not less than six (6) nor more than twelve
(12) persons, the specific number to be set by resolution of the Board of Directors. The directors shall be divided into three classes: Class I, Class II and Class III. Such classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term ending on the day of the third annual meeting following the annual meeting at which such director was elected. Notwithstanding the foregoing, directors shall serve until their successors are elected and qualified or until their earlier death, resignation or removal from office or until there is a decrease in the number of directors. Directors need not be shareholders or residents of the State of Washington. In addition to the powers and authorities by these Bylaws and the Articles of Incorporation expressly conferred upon it, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts as are not prohibited by statute or by the Articles of Incorporation or by these Bylaws or as directed or required to be exercised or done by the shareholders.

          (2) Change of Number:  The number of directors may at any time be
              -----------------
increased or decreased by the shareholders or directors at any annual or special meeting, or at any regular meeting of the Board of Directors, provided that no decrease shall have the effect of shortening the term of any incumbent director except as provided in paragraphs (3) and (4) hereunder.

          (3) Vacancies:  All vacancies in the Board of Directors, whether
              ----------
caused by resignation, death or otherwise, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill any vacancy shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

          (4) Removal of Directors:  At a meeting of shareholders called
              ---------------------
expressly for that purpose, the entire Board of Directors, or any member thereof, may be removed by a vote of the holders of a majority of shares then entitled to vote at an election of such directors.

          (5) Regular Meetings:  Regular meetings of the Board of Directors or
              -----------------
any committee may be held without notice at the principal place of business of the corporation or at such other place or places, either within or without the State of Washington, as the Board of Directors or such committee, as the case may be, may from time to time designate. The annual meeting of the Board of Directors shall be held without notice immediately after the adjournment of the annual meeting of shareholders.

          (6) Special Meetings:
              -----------------

              (a) Special meetings of the Board of Directors may be called at any time by the President or by any director, to be held at the principal place of business of the corporation or at such other place or places as the Board of Directors or the person or persons calling such meeting may from time to time designate. Notice of all special meetings of the Board of Directors shall be given to each director by two (2) days' service of the same by telegram, by facsimile transmission, by letter or personally. Such notice need not specify the business to be transacted at, nor the purpose of, the meeting.

              (b) Special meetings of any committee may be called at any time by such person or persons and with such notice as shall be specified for such committee by the Board of Directors, or in the absence of such specification, in the manner and with the notice required for special meetings of the Board of Directors.

          (7) Quorum:  A majority of the whole Board of Directors shall be
              -------
necessary at all meetings to constitute a quorum for the transaction of business; and the votes of a majority of those directors present at any properly called meeting at which a quorum as in this subsection defined is present shall be sufficient to transact business.

          (8) Waiver of Notice:  Attendance of a director at a meeting shall
              -----------------
constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. A waiver of notice signed by the director or directors, whether before or after the time stated for the meeting, shall be equivalent to the giving of notice.

          (9) Registering Dissent:  A director who is present at a meeting of
              --------------------
the Board of Directors at which action on a corporate matter is taken shall be presumed to have assented to such action unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting, before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

          (10) Executive and Other Committees:  The Board of Directors, by
               -------------------------------
resolution adopted by a majority of the full Board of Directors, may designate from among its members an Executive Committee and one or more other standing or special committees. The Executive Committee shall have and may exercise all the authority of the Board of Directors, and other standing or special committees may be invested with such powers, subject to such conditions, as the Board of Directors shall see fit; provided that, notwithstanding the above, no committee
                         --------------
of the Board of Directors shall have the authority to: (l) Declare distributions, or the issuance of shares, unless a resolution of the Board of Directors, or the Bylaws or the Articles of Incorporation expressly so provide;
(2) approve or recommend to shareholders actions or proposals required by law to be approved by shareholders; (3) fill vacancies on the Board of Directors or any committee thereof; (4) amend the Bylaws; (5) fix compensation of any director for serving on the Board of Directors or on any committee thereof; (6) approve a plan of merger, consolidation, or exchange of shares not requiring shareholder approval; (7) appoint other committees of the Board of Directors or the members thereof; or (8) amend the Articles of Incorporation, except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares adopted by the Board of Directors as otherwise provided by law, fix any of the relative rights and preferences of such shares. All committees so appointed shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose in the office of the corporation. The designation of any such committee and the delegation of authority thereto shall not relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

          (11) Remuneration:  No stated salary shall be paid directors, as such,
               -------------
for their service, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of such Board; provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of standing or special committees may be allowed like compensation for attending committee meetings.

          (12) Loans and Guarantees:  The corporation may not lend money to or
               ---------------------
guarantee the obligation of a director of the corporation unless:

               (a) The particular loan or guarantee is approved by vote of the holders of at least a majority of the votes represented by the outstanding voting shares of all classes, except the votes of the benefited director; or

               (b) The corporation's Board of Directors determines that the loan or guarantee benefits the corporation and either approves the specific loan or guarantee or a general plan authorizing loans and guarantees.

          (13) Action by Directors Without a Meeting:  Any action required or
               --------------------------------------
which may be taken at a meeting of the directors, or of a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken or to be taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be. Such consent shall have the same effect as a unanimous vote.

          (14) Action of Directors by Communications Equipment:  Any action
               ------------------------------------------------
required or which may be taken at a meeting of directors, or of a committee thereof, may be taken by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time.


                                   ARTICLE V

                                   Officers

          (l) Designations:  The officers of the corporation shall be a
              -------------
Chairman, a Chief Executive Officer, a President, one or more Vice-Presidents (one or more of whom may be Executive or Senior Vice-Presidents), a Secretary and a Treasurer, and such Assistant Secretaries and Assistant Treasurers as the Board may designate, who shall be elected for one year by the directors at their first meeting after the annual meeting of shareholders, and who shall hold office until their successors are elected and qualified. Any two or more offices may be held by the same person.

          (2) The Chairman:  The Chairman shall have such duties as the Board of
              -------------
Directors shall assign to him from time to time. He shall preside at all meetings of the Shareholders and the Board of Directors at which he is present. The Chairman may also be the Chief Executive Officer and/or the President of the Corporation. During the absence or disability of the Chief Executive Officer or the President (if the Chief Executive Officer is also absent or disabled), the Chairman shall exercise all the powers and discharge all of the duties of the Chief Executive Officer and/or the president, as applicable.

          (3) The Chief Executive Officer:  The Chief Executive Officer shall be
              ----------------------------
the principal executive officer of the Corporation. He shall be generally responsible for the proper conduct of the business of the Corporation. He shall possess the power to sign all certificates, contracts and other instrument of the Corporation. He shall have such other duties as the Board of Directors shall assign to him from time to time. The Chief Executive Officer may also be the Chairman and/or the President of the Corporation. During the absence or disability of the Chairman or the president, the Chief Executive Officer shall exercise all of the powers and discharge all of the duties of the Chairman and/or the President, as applicable.

          (4) The President:  The President shall have such duties as the Board
              --------------
of Directors or the Chief Executive Officer shall assign to him from time to time. The President may also be the Chairman and/or the Chief Executive Officer of the Corporation. During the absence or disability of the Chairman and the Chief Executive Officer, the President shall exercise all of the powers and discharge all of the duties of the Chairman and the Chief Executive Officer.

          (5) Vice-Presidents:  During the absence or disability of the
              ----------------
President, the Executive Vice-Presidents, if any, the Senior Vice-Presidents, if any, and the other Vice-Presidents, in the order designated by the Board of Directors, shall exercise all the functions of the president. Each Vice-President shall have such powers and discharge such duties as may be assigned to him from time to time by the Board of Directors.

          (6) Secretary and Assistant Secretaries:  The Secretary shall issue
              -------------------------------------
notices for all meetings, except for notices for special meetings of the shareholders and special meetings of the directors which are called by the requisite number of shareholders or directors, shall keep minutes of all meetings, shall have charge of the seal and the corporate books, and shall make such reports and perform such other duties as are incident to his office, or are properly required of him by the Board of Directors. The Assistant Secretary, or Assistant Secretaries in the order designated by the Board of Directors, shall perform all of the duties of the Secretary during the absence or disability of the Secretary, and at other times may perform such duties as are directed by the President or the Board of Directors.

          (7) The Treasurer:  The Treasurer shall have the custody of all moneys
              --------------
and securities of the corporation and shall keep regular books of account. He shall disburse the funds of the corporation in payment of the just demands against the corporation or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors from time to time as may be required of him an account of all his transactions as Treasurer and of the financial condition of the corporation. He shall perform such other duties incident to his office or that are properly required of him by the Board of Directors. The Assistant Treasurer, or Assistant Treasurers in the order designated by the Board of Directors, shall perform all of the duties of the Treasurer in the absence or disability of the Treasurer, and at other times may perform such other duties as are directed by the President or the Board of Directors.

          (8) Delegation:  In the case of absence or inability to act of any
              -----------
officer of the corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any director or other person whom it may select.

          (9) Vacancies:  Vacancies in any office arising from any cause may be
              ----------
filled by the Board of Directors at any regular or special meeting of the Board.

          (l0) Other Officers:  Directors may appoint such other officers and
               ---------------
agents as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

          (11) Term - Removal:  The officers of the corporation shall hold
               ---------------
office until their successors are appointed and qualified. Any officer or agent elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

          (12) Bonds:  The Board of Directors may, by resolution, require any
               ------
and all of the officers to give bonds to the corporation, with sufficient surety or sureties, conditioned for the faithful performance of the duties of their respective offices, and to comply with such other conditions as may from time to time be required by the Board of Directors.


                                  ARTICLE VI

                           Distributions and Finance

          (l) Distributions:  The Board of Directors may authorize a
              --------------
distribution of money or other property to the corporation's shareholders in the form of a dividend or a purchase, redemption or other acquisition of the corporation's shares; provided that no distribution may be made if, after giving it effect, either:

              (a) the corporation would not be able to pay its debts as they become due in the usual course of business; or

              (b) the corporation's total assets would be less than the sum of its total liabilities plus the amount which would be needed to satisfy any shareholder's preferential rights in liquidation if the corporation is in the process of liquidation at the time of the authorization of the distribution.

          The stock transfer books may be closed for the making of distributions during such periods of not exceeding sixty days, as from time to time may be fixed by the Board of Directors. The Board of Directors, however, without closing the books of the corporation, may authorize distributions to only the holders of record at the close of business, on any business day not more than sixty days prior to the date on which distribution is made.

          (2) Measure of Effect of Distribution:  For purposes of determining
              ----------------------------------
whether a distribution may be authorized by the Board of Directors and paid by the corporation under Article VI, paragraph (l) of these bylaws, the effect of distribution is measured,

              (a) in the case of a distribution by purchase, redemption or other acquisition of the corporation's shares, as of the earlier of (i) the date on which the money or other property is transferred to the shareholders or the date on which the debt is incurred by the corporation; or (ii) the date on which the shareholder ceases to be a shareholder with respect to the acquired shares; and

              (b) in any other case, (i) as of the date on which the distribution is authorized, if payment occurs within one hundred and twenty days thereafter; or (ii) the date of payment if such date occurs more than one hundred and twenty days after the date of authorization.

          (3) Reserves:  Before making any distribution, there may be set aside
              ----------
out of the sum available to the corporation for distribution such sum or sums as the directors from time to time in their absolute discretion deem expedient as a reserve fund to meet contingencies, or for equalizing distributions, or for maintaining any property of the corporation, or for any other purpose. Any sum in any year which is not distributed in that year shall be deemed to have been thus set aside until otherwise disposed of by the Board of Directors.

          (4) Depositories:  The moneys of the corporation shall be deposited in
              -------------
the name of the corporation in such bank or banks or trust company or trust companies or such investment company or investment companies or other financial depositories as the Board of Directors shall designate, and shall be drawn out only by check or other order for payment of money signed by such persons and in such manner as may be determined by resolution of the Board of Directors.


                                  ARTICLE VII

                                    Notices

          Except as may otherwise be required by law, any notice to any shareholder or director may be delivered personally or by mail. If mailed, the notice shall be deemed to have been delivered when deposited in the United States mail, addressed to the addressee at his last known address in the records of the corporation, with postage thereon prepaid.

                                 ARTICLE VIII

                                      Seal

          The corporate seal of the corporation shall be in such form and bear such inscription as may be adopted by resolution of the Board of Directors, or by usage of the officers on behalf of the corporation.


                                  ARTICLE IX

          Indemnification of Officers, Directors, Employees and Agents

          (1) Definitions:  As used in this Article:
              ------------

              (a) "Action" means any actual or threatened claim, suit or proceeding, whether civil, criminal, administrative or investigative.

              (b) "Another Enterprise" means a corporation (other than the Corporation), partnership, joint venture, trust, association, committee, employee benefit plan or other group or entity.

              (c) "Corporation" means EGGHEAD.COM, INC. and any predecessor to it and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger.

              (d) "Director or Officer" means each person who is serving or who has served as a director or officer of the Corporation or, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of Another Enterprise.

              (e) "Indemnitee" means each person who was, is or is threatened to be made a party to or is involved (including without limitation, as a witness) in an Action because the person is or was a Director or Officer of the Corporation.

              (f) "Loss" means loss, liability, expenses (including attorneys' fees), judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement, actually and reasonably incurred or suffered by Indemnitee in connection with an Action.

          (2) Right to Indemnification:  The Corporation shall indemnify and
              -------------------------
hold each Indemnitee harmless against any and all Loss except for Losses arising out of: (a) the Indemnitee's acts or omissions finally adjudged to be intentional misconduct or a knowing violation of law, (b) the Indemnitee's approval of certain distributions or loans which are finally adjudged to be in violation of RCW 23A.08.450, or (c) any transaction in which it is finally adjudged that the Indemnitee personally received a benefit in money, property or services to which the Indemnitee was not legally entitled. Except as provided in Section 4 of this Article, the Corporation shall not indemnify an Indemnitee in connection with an Action (or part thereof) initiated by the Indemnitee unless such Action (or part thereof) was authorized by the board of directors of the Corporation. If, after the effective date of this Article, the Washington Business Corporation Act is amended to authorize further indemnification of directors or officers, then Directors and Officers of this Corporation shall be indemnified to the fullest extent permitted by the Washington Business Corporation Act, as so amended.

          (3) Burden of Proof. Procedure for Payment and Notification of
              ----------------------------------------------------------
Shareholders:
-------------

              (a) The Indemnitee shall be presumed to be entitled to indemnification under this Article upon submission of a written claim (including a claim for expenses incurred in defending any Action in advance of its final disposition, where the undertaking in (b) below has been tendered to the Corporation), and thereafter the Corporation shall have the burden of proof to overcome the presumption that the Indemnitee is so entitled.

              (b) The right to indemnification conferred in this Article shall include the right to be paid by the Corporation all expenses (including attorneys' fees) incurred in defending any Action in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of an Action shall be made upon delivery to the Corporation of an undertaking, by or on behalf of such Director or Officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or Officer is not entitled to be indemnified under this Article or otherwise.

              (c) Any indemnification of a Director in accordance with this Article, including any payment or reimbursement of expenses, shall be reported to the shareholders with the notice of the next shareholders' meeting or prior thereto in a written report containing a brief description of the proceedings involving the directors being indemnified and the nature and extent of such indemnification.

          (4) Right of Indemnitee to Bring Suit:  If a claim under this Article
              ----------------------------------
is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be 20 days, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the Indemnitee shall be entitled to be paid also the expense of prosecuting such claim.
Neither the failure of the

Corporation (including its board of directors, its shareholders or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its board of directors, its shareholders or independent legal counsel) that the Indemnitee is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the Indemnitee is not so entitled.

          (5) Nonexclusivity of Rights:  The right to indemnification and the
              -------------------------
payment of expenses incurred in defending an Action in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

          (6) Insurance. Contracts and Funding:  The Corporation may maintain
              ---------------------------------
insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or Another Enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act. The Corporation may, without further corporate action, enter into contracts with any Director or Officer of the Corporation in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

          (7) Indemnification of Employees and Agents of the Corporation:  The
              ----------------------------------------------------------
Corporation may, by action of its board of directors from time to time, provide indemnification and pay expenses in advance of the final disposition of an Action to employees and agents of the Corporation with the same scope and effect as the provisions of this Article with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation or pursuant to rights granted pursuant to, or provided by, the Washington Business Corporation Act or otherwise.

          (8) Contract Right:  Rights of indemnification under this Article
              ---------------
shall continue as to an Indemnitee who has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred in this Article shall be a contract right upon which each Director or Officer shall be presumed to have relied in determining to serve or to continue to serve as such. Any amendment to or repeal of this Article shall not adversely affect any right or protection of a Director or Officer of the Corporation for or with respect to any acts or omissions of such Director or Officer occurring prior to such amendment or repeal.

          (9) Severability:  If any provision of this Article or any application
              -------------
thereof shall be invalid, unenforceable or contrary to applicable law, the remainder of this Article, or the application of such provisions to persons or circumstances other than those as to which it is held invalid, unenforceable or contrary to applicable law, shall not be affected thereby and shall continue in full force and effect.


                                   ARTICLE X

                               Books and Records

          The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each. Any books, records, and minutes may be in written form or any other form capable of being converted into written form within a reasonable time.


                                  ARTICLE XI

                                  Amendments

          (l) By Shareholders:  These Bylaws may be altered, amended or repealed
              ----------------
by the affirmative vote of a majority of the voting stock issued and outstanding at any regular or special meeting of the shareholders.

          (2) By Directors:  The Board of Directors shall have power to make,
              -------------
alter, amend and repeal the Bylaws of this corporation. However, any such Bylaws, or any alteration, amendment or repeal of the Bylaws, may be changed or repealed by the holders of a majority of the stock entitled to vote at any shareholders' meeting.

          (3) Emergency Bylaws:  The Board of Directors may adopt emergency
              -----------------
Bylaws, subject to repeal or change by action of the shareholders, which shall be operative during any emergency in the conduct of the business of the corporation resulting from an attack on the United States or any nuclear or atomic disaster.